                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Global Village Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       GLOBAL VILLAGE COMMUNICATION, INC.
                            1144 EAST ARQUES AVENUE
                          SUNNYVALE, CALIFORNIA 94086

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 31, 1997

To the Stockholders of Global Village Communication, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Global Village Communication, Inc., a Delaware corporation (the "Company"), will be held on Thursday, July 31, 1997 at 9:00 a.m. local time at the Company's headquarters located at 1144 East Arques Avenue, Sunnyvale, California, for the following purposes:

     1. To elect six (6) directors to hold office until the 1998 Annual Meeting of Stockholders.

     2. To approve an amendment to the 1991 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 500,000 shares.

     3. To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 100,000 shares.

     4. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for its fiscal year ending March 31, 1998.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on June 10, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Neil Selvin
                                          Neil Selvin
                                          President and Chief Executive Officer

Sunnyvale, California
June 20, 1997

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU STILL MAY VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                       GLOBAL VILLAGE COMMUNICATION, INC.
                            1144 EAST ARQUES AVENUE
                          SUNNYVALE, CALIFORNIA 94086

                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Global Village Communication, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on July 31, 1997, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices located at 1144 East Arques Avenue, Sunnyvale, California. The Company intends to mail this proxy statement and accompanying proxy card on or about June 20, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on June 10, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 10, 1997, the Company had outstanding and entitled to vote 16,933,950 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. The proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1144 East Arques Avenue, Sunnyvale, California 94086, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than February 20, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are six nominees for the six Board positions presently authorized. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified or until such director's earlier death, resignation or removal. All of the nominees listed below are currently directors of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

     Neil Selvin, age 44, has served as President and Chief Executive Officer and director of the Company since March 1993. From February 1990 to March 1993, he was Director of Marketing at Apple Computer for the PowerBook product family and prior to that for Apple's peripherals product line. From 1985 to 1990, Mr. Selvin was employed by Ampex Corporation, a manufacturer of electronics products, most recently as Chief Operating Officer of its Video Systems division and also as business unit general manager and in several marketing management positions. Prior to joining Ampex Corporation, Mr. Selvin held marketing, sales and technical management positions at Varian Associates and Apollo Lasers. Mr. Selvin is also a director of two privately held corporations, GlobalCenter, Inc. and AirMedia, Inc. Mr. Selvin received a B.A. in physics and mathematics from Pomona College, an M.S. in physics from Brown University, and an M.B.A. from Harvard Business School.

     Leonard A. Lehmann, age 42, has served as Chairman of the Board of the Company since its founding in June 1989. From January 1993 to March 1996, Mr. Lehmann served as Vice President, Advanced Products and has evaluated new technologies and performed strategic planning for the Company. From March 1992 to January 1993, he served as Vice President, Engineering of the Company. From June 1989 to March 1992, he served as the Company's Chief Executive Officer. Mr. Lehmann was also a founder of DigiRad Corporation, a medical imaging company, and GreenSpring Computers, Inc., an industrial computer manufacturer. Mr. Lehmann received a B.S. in electrical engineering from Cornell University, and an M.S. and a Ph.D. in electrical engineering from Stanford University.

     Kevin R. Compton, age 38, has been a director of the Company since July 1992. Since December 1990, Mr. Compton has been a partner of Kleiner Perkins Caufield & Byers, a venture capital firm. From May 1985 to December 1990, Mr. Compton was the Vice President and General Manager of the network systems team at Businessland, Inc., a computer retailer, and at AmeriSource Corporation prior to its acquisition by Businessland. Mr. Compton is also a director of several privately held companies.

     Eugene Eidenberg, age 57, has been a director of the Company since July 1996. Mr. Eidenberg is an Advisory Director at Hambrecht & Quist working in the telecommunications services sector. Before joining Hambrecht & Quist in 1995, Mr. Eidenberg held several executive positions at MCI until 1994, where he most recently was Executive Vice President and Group Executive for MCI's international business. From 1990 to 1992, he was Senior Vice President for regulatory and public policy matters, President of the Pacific Division and Executive Vice President of the company's strategic planning and corporate development functions. From 1987 to 1990, Mr. Eidenberg served as President and CEO of Macrovision Corporation, a privately-held video technology company in the Silicon Valley. He currently chairs the Board of Directors of publicly-traded LXY, a biotechnology company.

     Kenneth A. Goldman, age 48, has been a director of the Company since July 1996. Mr. Goldman has been Senior Vice President, Finance and Chief Financial Officer at @Home Corp. since March 1994. From July 1992 through March 1994, he served as Vice President, Finance and Chief Financial Officer at Sybase, Inc. Before joining Sybase, Inc., from September 1989 to July 1992, Mr. Goldman served as Vice President, Finance and Administration and Chief Financial Officer for Cypress Semiconductor, Inc., a semiconductor manufacturer. Mr. Goldman is a director of the Baystone Software Company and is an advisory board member of Qualix Corporation and 4th Network.

     Jeremy Jaech, age 42, has been a director of the Company since September, 1996. Mr. Jaech is also a founding member of Visio Corporation and he has served as President, Chief Executive Officer and Chairman of the Board of Directors of Visio Corporation from October of 1990 to the present. Mr. Jaech is also currently a member of the Board of Directors of Pivotal Software, Inc., a position he has held since August of 1996.

     The Company's directors will be elected at each annual stockholders' meeting and will serve a term of one year or until their respective successors are elected or until death, resignation or removal. Officers are appointed by, and serve at the discretion of, the Board of Directors. There are no family relationships among any directors or executive officers of the Company.

BOARD COMMITTEE AND MEETINGS

     During the fiscal year ended March 31, 1997, the Board of Directors held 8 meetings. The Board has an Audit Committee, a Compensation Committee, a Non-Officer Stock Option Committee, and a Nominating Committee.

     The Audit Committee, which consists of Kevin Compton and Kenneth Goldman, met one time during Fiscal 1997. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditor, reviews the Company's balance sheet, statement of operations and cash flows and reviews and evaluates the Company's internal control functions.

     The Compensation Committee, which consists of Eugene Eidenberg, Kenneth Goldman and Jeremy Jaech, met two times during Fiscal 1997. The Compensation Committee administers the Company's 1991 Stock Option Plan and Employee Stock Purchase Plan and makes recommendations to the Board concerning salaries and incentive compensation for employees and consultants of the Company.

     The Non-Officer Stock Option Committee consists of Kevin Compton, Leonard Lehmann and Neil Selvin. The Non-Officer Stock Option Committee makes grants of stock options under the Company's 1991 Stock Option Plan. The Non-Officer Stock Option Committee met 8 times during fiscal 1997.

     During the period of the 1997 fiscal year in which they served, Michael Moritz and David Ring, former directors of the Company, each attended all of the meetings of the Board and of the committee on which they served. During fiscal 1997, each other Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that during the 1997 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

     To its knowledge, the Company knows of no late Section 16 filings with the following exceptions: Kevin Compton filed a late form 5 on May 14, 1997 for fiscal 1996.

                                   PROPOSAL 2

                    AMENDMENT OF THE 1991 STOCK OPTION PLAN

     The Company's 1991 Stock Option Plan (the "Option Plan") was approved by the Board of Directors and the stockholders in September 1991.

     On April 25, 1997, the Board approved an amendment to the Option Plan increasing the number of shares reserved for issuance by an additional 500,000 shares for an aggregate of 5,600,000 shares reserved for issuance under the Option Plan.

     As of June 10, 1997, options to purchase 2,119,642 shares had been exercised, options to purchase 2,558,963 shares were outstanding on a weighted average per share price of $2.56 and 421,395 shares remained available for future grants under the Option Plan.

     The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Option Plan. Abstentions will be counted toward the number of shares represented and voting at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies "FOR" the amendment to the Option Plan.

DESCRIPTION OF THE 1991 STOCK OPTION PLAN, AS AMENDED.

THE 1991 STOCK OPTION PLAN

     The Company's 1991 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors in September 1991 and amended in December 1993 and July 1996. The purpose of the Option Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company's business. Pursuant to the Option Plan, the Company may grant or issue incentive stock options to employees and officers and supplemental (nonqualified) stock options to consultants, employees, officers and directors. The stockholders have authorized a total of 5,100,000 shares of Common Stock (5,600,000 if Proposal No. 2 is approved) for issuance under the Option Plan.

     Although no vesting schedule is required under the Option Plan, options previously granted under the Option Plan generally have become exercisable at a rate of 20% to 25% of the shares subject to the option on the first anniversary of the option grant with the remaining shares subject to the option becoming exercisable in equal monthly installments over the next three or four years. The maximum term of a stock option under the Option Plan is ten years, but if the optionee of an incentive stock option at the time of grant has voting power over more than 10% of the Company's outstanding capital stock, the maximum term of the incentive stock option is five years. The exercise price of incentive stock options granted under the Option plan must be at least equal to 100%, or 110% with respect to holders of 10% of the voting power of the Company's outstanding capital stock, of the fair market value of the stock subject to the option on the date of grant. The exercise price of supplemental stock options granted under the Option Plan must be at least equal to 85% of the fair market value of the stock subject to the option on the date of the grant. No executive officer or director is eligible to be granted options covering more than 1,000,000 shares of the Company's Common Stock in any twelve-month period. The Option Plan provides that in the event of any change in control of the Company, other than a change in control approved by a majority of the Company's Board of Directors, the vesting of all options issued pursuant to the Option Plan, including those granted to the Named Executive Officers, shall accelerate and become immediately exercisable.

     The Option Plan may be amended at any time by the Board, although certain amendments require stockholder approval. The Option Plan will terminate in September 2001 unless earlier terminated by the Board.

  Tax Treatment

     The following discussion of the tax treatment of stock options relates solely to federal income taxes.

     Incentive Stock Options. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code").

     Generally, there are no regular federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may subject the optionee to alternative minimum tax.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, and
(ii) the amount realized upon the disposition over the exercise price. The optionee's additional gain, or any loss upon the disqualifying disposition, will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Generally, capital gains currently are subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes currently is 28% while the maximum ordinary income rate is effectively 39.6%. Different rules may apply to optionees who acquire stock subject to certain repurchase options of the Company or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company generally will be entitled (subject to the requirement of reasonableness and the provisions of Section 162(m) of the
Code) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Different rules may apply to optionees who acquire stock subject to certain repurchase options of the Company or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1933, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specific period; (ii) the per-employee limitation is approved by the stockholders; (iii) the option is granted by a compensation committee comprised solely of "outside directors" and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant or the option is granted (or exercisable) only upon (as certified by the compensation committee) the achievement of an objective performance goal established by the compensation committee while the outcome is substantially uncertain.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

                 AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

     The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in December 1993.

     On April 25, 1997, the Board approved an amendment to the Purchase Plan increasing the number of shares reserved for issuance by an additional 100,000 shares for an aggregate of 400,000 shares reserved for issuance under the Purchase Plan.

     As of June 10, 1997, 193,463 shares have been sold to employees under the Purchase Plan.

     The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Purchase Plan. Abstentions will be counted toward the number of shares represented and voting at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies "FOR" the amendment to the Purchase Plan.

SUMMARY OF THE PURCHASE PLAN

     General. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions.

     Administration. The Purchase Plan may be administered by the Board of Directors (the "Board") or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each employee of the Company (including officers), whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year, is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Purchase Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the subscription agreement has been set by the Board.

     Participation in an Offering. The Purchase Plan is implemented by offering periods lasting not more than twenty-seven (27) months (an "Offering Period"). Common Stock may be purchased under the Purchase Plan on each purchase date, as defined in the relevant Offering (a "Purchase Date"), unless the participant withdraws or terminates employment earlier. The Board may change the Purchase Dates or the length or date of commencement of an Offering Period. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted options to purchase shares of the Company's Common Stock on each Purchase Date during the Offering Period. Options are exercised on each Purchase Date to the extent of the payroll deductions accumulated. Options expire on the relevant Purchase Date or upon termination of employment, whichever is earlier. The maximum number of shares subject to option is specified by the Board each Offering Period.

     Purchase Price, Shares Purchased. Shares of Common Stock may be purchased under the Purchase Plan at a price not less than 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the Offering Period or (ii) the Purchase Date. The number of shares of Common Stock a participant purchases on each Purchase Date is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Purchase Period by the purchase price.

     Termination of Employment. Termination of a participant's employment for any reason, including disability or death, cancels his or her option and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

     Adjustment Upon Change in Capitalization. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Purchase Plan, the number and class of shares of stock subject to options outstanding under the Purchase Plan, and the exercise price of any such outstanding options. Any such adjustment shall be made by the Board, whose determination shall be conclusive.

     In the event of a (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation;
(iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property; or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, such rights may continue in full force and effect, or participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described and the participants' rights under the current Offering terminated.

     Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the Purchase Plan. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting, if such amendment would require shareholder approval in order to comply with Section 423 of the Code. The Purchase Plan will terminate in 2003.

     Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

     Federal Tax Information for Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the Offering Period or more than one (1) year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE

APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OR PROPOSAL 3.

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending March 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG Peat Marwick LLP has been the Company's auditors since November 1992. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG Peat Marwick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board at their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 31, 1997, with respect to: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers (as hereinafter defined in the Summary Compensation Table), and (iv) all directors and executive officers of the Company as a group. Except as set forth below, the address of each individual is the address of the Company as set forth herein.

                                                               NUMBER OF     PERCENT OF
                         BENEFICIAL OWNER(1)                    SHARES       TOTAL(2)(3)
        -----------------------------------------------------  ---------     -----------
        KOPP Investment Advisors, Inc........................  2,903,587         17.2%
          6600 France Avenue, Suite 672
          Edina, MN 55435
        Leonard A. Lehmann(4)................................    507,985          3.0%
        Neil Selvin(5).......................................    444,809          2.6%
        Kevin R. Compton(6)..................................     13,083            *
        Eugene Eidenberg.....................................         --            *
        Kenneth A. Goldman...................................      4,000            *
        Jeremy Jaech.........................................         --            *
        Charles R. Oppenheimer(7)............................     75,812            *
        James Brown(8).......................................     40,978            *
        Marc Linden(9).......................................     24,996            *
        Marsha Raulston(10)..................................     63,000            *
        James M. Walker......................................     18,300            *
        Douglas Dennerline...................................      1,159            *
        All Directors and Officers as a group (12
          persons)(11).......................................  1,176,663          6.9%

---------------

  *  Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Percentage of Beneficial Ownership is based on 16,932,279 shares of Common Stock as of May 31, 1997.

 (3) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Common Stock subject to options that are currently exercisable or are exercisable within 60 days of the date of this proxy statement are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of any other person.

 (4) Includes 507,985 shares held by Lehmann family trusts.

 (5) Includes 138,437 shares subject to stock options exercisable within 60 days of May 31, 1997.

 (6) Includes 8,624 shares subject to stock options exercisable within 60 days of May 31, 1997.

 (7) Includes 53,512 shares subject to stock options exercisable within 60 days of May 31, 1997.

 (8) Includes 40,978 shares subject to stock options exercisable within 60 days of May 31, 1997.

 (9) Includes 23,020 shares subject to stock options exercisable within 60 days of May 31, 1997.

(10) Includes 63,000 shares subject to stock options exercisable within 60 days of May 31, 1997.

(11) Includes 849,092 shares held by officers and directors or entities affiliated with officers and directors of the Company and 327,571 shares subject to stock options held by officers and directors, exercisable within 60 days of May 31, 1997.

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer, each of the four most highly compensated executive officers (other than the Chief Executive Officer) and two former executive officers who would have been among the most highly compensated officers had such former executive officers been employed by the Company at the end of the 1997 fiscal year (each, a "Named Executive Officer") information concerning compensation paid for services to the Company in all capacities during the fiscal year ended March 31, 1997, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                                                    ANNUAL COMPENSATION                        LONG-TERM
                                       ---------------------------------------------      COMPENSATION AWARDS
   NAME AND PRINCIPAL                                                 OTHER ANNUAL       SECURITIES UNDERLYING
        POSITION           YEAR(1)     SALARY($)     BONUS($)(1)     COMPENSATION($)          OPTIONS(#)
-------------------------  -------     ---------     -----------     ---------------     ---------------------
Neil Selvin..............    1997       275,002             --                --                375,000(6)
  President and              1996       249,976        173,653                --                     --
  Chief Executive Officer    1995       200,000        104,700                --                125,000
Charles R. Oppenheimer...    1997       186,018             --                --                160,000(7)
  Vice President and         1996       160,980         93,191                --                     --
  General Manager,           1995       133,000         50,130                --                     --
  Products Group
James Brown..............    1997       153,985             --            49,934                172,500(8)
  Vice President,
  Operations                 1996       139,994         77,801                --                     --
                             1995       124,000         48,686                --                 20,000
Marc Linden(4)...........    1997       123,081             --                --                200,000(9)
  Vice President, New        1996            --             --                --                     --
  Business Development       1995            --             --                --                     --
Marsha Raulston..........    1997       130,003             --                --                150,000(10)
  Vice President,
  Customer                   1996       119,986         63,903                --                     --
  Satisfaction               1995       109,982         38,006                --                     --
James M. Walker(2).......    1997       131,691             --                --                 25,000
  Former Vice President,     1996       158,983         88,354                --                     --
  Finance and                1995       150,000         51,827                --                     --
  Chief Financial Officer
Douglas Dennerline(3)....    1997       127,257             --                --                     --
  Former Vice President,     1996       119,722         77,361                --                 80,000
  Sales                      1995        79,492         59,715                --                     --

---------------

 (1) Bonus amounts are reported in the fiscal year in which they are earned and accrued.

 (2) Mr. Walker ceased to be employed by the Company in December 1996.

 (3) Mr. Dennerline ceased to be employed by the Company in November 1996.

 (4) Mr. Linden joined the Company as Vice President, New Business Development in June 1996.

 (5) Represents a relocation reimbursement.

 (6) Includes 125,000 option shares granted to replace certain options cancelled pursuant to repricing. See "Ten-Year Option Repricing Table".

 (7) Includes 25,000 option shares granted to replace certain options cancelled pursuant to repricing. See "Ten-Year Option Repricing Table".

 (8) Includes 87,500 option shares granted to replace certain options cancelled pursuant to repricing. See "Ten-Year Option Repricing Table".

 (9) Includes 85,000 option shares granted to replace certain options cancelled pursuant to repricing. See "Ten-Year Option Repricing Table".

(10) Includes 90,000 option shares granted to replace certain options cancelled pursuant to repricing. See "Ten-Year Option Repricing Table".

STOCK OPTION GRANTS AND EXERCISES

     The following table sets forth each grant of stock options made during the fiscal year ended March 31, 1997 to each of the Named Executive Officers:

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                         POTENTIAL REALIZABLE
                                    INDIVIDUAL GRANTS                                      VALUE AT ASSUMED
                              -----------------------------                              ANNUAL RATES OF STOCK
                                NUMBER       PERCENTAGE OF                                PRICE APPRECIATION
                              SECURITIES     TOTAL OPTIONS                                        FOR
                              UNDERLYING       GRANTED TO     EXERCISE OR                     OPTION TERM
                               OPTIONS        EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
            NAME               GRANTED       FISCAL YEAR(2)     ($/SH)       DATE(3)        5%         10%
----------------------------  ----------     --------------   -----------   ----------   --------   ----------
Neil Selvin.................    125,000(1)        3.63%         $  3.06       3/16/05    $187,254   $  450,520
                                250,000           7.26             1.56       3/21/07     245,661      622,555
Charles R. Oppenheimer......    110,000(1)        3.20             3.06       1/16/07     211,858      536,891
                                 25,000            .73            16.63       4/23/06     261,462      662,598
                                 25,000            .73             3.06       4/23/06      43,761      108,598
James Brown.................     60,000(1)        1.74             3.06       1/16/07     115,559      292,850
                                 25,000            .73            16.63       4/23/06     261,462      662,598
                                 42,500           1.23             3.06       1/13/04      52,913      123,283
                                 20,000(1)         .58             3.06       3/16/05      29,960       72,083
                                 25,000(1)         .73             3.06       4/23/06      43,761      108,598
Marc Linden.................     30,000(1)         .87             3.06       1/16/07      67,779      146,426
                                 85,000           2.47             9.50       6/24/06     507,832    1,286,947
                                 85,000           2.47             3.06       6/24/06     152,192      379,511
Marsha Raulston.............     60,000(1)        1.74             3.06       1/16/07     115,559      292,850
                                 90,000           2.61             3.06       1/13/04     112.052      261,070
James M. Walker.............     25,000            .73            16.63       4/23/06     261,462      662,593

---------------

(1) Granted as part of the January 1997 repricing, in order to replace options which were cancelled. See "Ten-Year Option Repricing Table".

(2) The Company granted options to purchase 1,779,330 shares and repriced options to purchase 1,762,384 shares of Common Stock to employees in fiscal 1997.

(3) Any of the options that are exercisable on the date of termination of employment may be exercised until the earlier of 30 days after such termination and the expiration date unless such termination was a result of total and permanent disability, in which case they are exercisable until the earlier of one year after such termination and the expiration date, or death, in which case they are exercisable until the earlier of 18 months after such termination and the expiration date.

     The following table sets forth information for the Named Executive Officers with respect to (i) the number of securities underlying unexercised options held as of March 31, 1997 and (ii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the Common Stock ($1.64 at March 31, 1997) exceeds the exercise price) as of March 31, 1997:

                  FISCAL YEAR-END OPTION VALUES AND AGGREGATED
                      OPTION EXERCISES IN FISCAL YEAR 1997

                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                            SHARES                      OPTIONS AT MARCH 31, 1997        AT MARCH 31, 1997(1)($)
                          ACQUIRED ON      VALUE      ------------------------------   ---------------------------
          NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE(2)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------  -----------   -----------   --------------   -------------   -----------   -------------
Neil Selvin                 140,000       416,500         26,635          429,159        $39,702       $ 193,147
Charles R. Oppenheimer           --            --         38,366          164,334         24,577          18,791
James Brown                  10,000        98,400             --          120,667             --              --
Marc Linden                      --            --             --          115,000             --              --
Marsha Raulston                  --            --             --           93,000             --              --
James M. Walker              47,500       207,812             --               --             --              --
Douglas Dennerline               --            --             --               --             --              --

---------------

(1) Based on the fair market value of the Common Stock as of March 31, 1997 ($1.64) minus the exercise price, multiplied by the number of shares underlying the option. As of May 31, 1997, the price of the Company's Common Stock had appreciated significantly beyond these levels. As of that date, realizable value exceeded the amounts set forth above.

(2) In connection with the repricing of certain of the above options, the above employees agreed that such options would not be exercisable for a period of six months following the date of repricing, January 16, 1997. On July 16, 1997, options for an additional 62,500, 26,833 and 57,000 shares will become exercisable by Neil Selvin, James Brown and Masha Raulston, respectively.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

GENERAL

     The Company was privately held until February 1994 when the Company completed its initial public offering. Prior to that time, the Board of Directors made all decisions with respect to executive compensation, including the establishment of base salaries, equity grants and the Company's Management Incentive Plan for determining officer bonuses. All decisions with respect to executive compensation currently are made by the Compensation Committee of the Board of Directors.

COMPENSATION PHILOSOPHY

     The primary goal of the Company is to align compensation with the Company's business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the longterm success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Compensation Committee has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this compensation package are:

     - The Company pays competitively with leading technology companies with which the Company competes for talent.

     - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - The Company provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

EXECUTIVE OFFICER COMPENSATION

     The compensation of the Company's executive officers, including salary and stock option grants, were determined on the basis of negotiations between the Company and each officer with due regard to such officer's experience, the Company's needs and market conditions at the time. The Board also examined a published salary survey of similar companies with a view to ensuring that the compensation was competitive but reasonable. The salary of the founding officer was based upon discussions between the Company and such officer.

     Bonuses for all executive officers, including the Chief Executive Officer, were determined in accordance with the Company's Management Incentive Program. The Management Incentive Program provides that bonuses will be determined in accordance with a matrix based upon the degree to which the Company's total revenues and net income before taxes meet the Company's business plan. A target bonus as a percentage of base salary was established for each executive officer. As a result of the Company's performance during fiscal 1997, no bonuses were earned or accrued to any Executive Officer, including the Chief Executive Officer.

LONG-TERM INCENTIVES

     The Company's primary long-term incentive program presently consists of the 1991 Stock Option Plan (the "Option Plan"). Although the Option Plan has no required vesting schedule, options previously granted under the Option Plan generally have become exercisable at a rate of 20% to 25% of the shares subject to the option on the first anniversary of the option grant with the remaining shares subject to the option becoming exercisable over the next three or four years. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of incentive options granted under the Option Plan generally is 100% of the fair market value of the underlying stock on the date of grant. Officers receive value from these grants only if the Company's Common Stock appreciates. See "Ten-Year Option Repricing Table".

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's salary and stock option grant for fiscal 1997 were determined on the basis of negotiations between the Company and the Chief Executive Officer with due regard to his experience, the Company's needs and market conditions. The Board also has examined a published salary survey of similar companies. The Chief Executive Officer's bonus was determined in accordance with the Management Incentive Program that governed the bonuses of the other executive officers.

CERTAIN TAX CONSIDERATION

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Board believes that at the present time it is unlikely that the compensation paid to any executive officer in this taxable year will exceed $1 million. Therefore, the Board has not established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as "performance-based compensation."

STOCK OPTION EXCHANGE

     In January 1997, the Board of Directors offered to all employees (including officers) the opportunity to cancel outstanding stock options with exercise prices in excess of $3.0625 per share (the fair market value of the common stock at that time) in exchange for options exercisable at $3.0625 per share which were otherwise identical to the canceled options. The option exchange was an acknowledgment of the importance to the Company of having equity incentives in the hands of key employees. Stock options which are "out of the money" provide no particular compensatory incentive if an employee is considering alternative opportunities. The Committee decided to include officers in the exchange because of the importance of their administrative and technical leadership to the success of the Company's business and because of the importance of providing incentive for the Company's officers to stay on with the Company in a difficult period. For all of the above reasons, the Compensation Committee determined that it is in the best interest of the Company and its Shareholders to continue to provide equity incentives to the Company's employees and officers, and that the option exchange was the most practical method to effect such equity incentives.

     The following table sets forth all exchange and repricings of officer stock options since the Company's initial public offering in February 1994:

                        TEN-YEAR OPTION REPRICING TABLE

                                                                                                 LENGTH OF
                                                               MARKET PRICE                    ORIGINAL TERM
                                                               OF STOCK AT                     REMAINING AT
                                      NO. OF SECURITIES          TIME OF          NEW             DATE OF
                                      UNDERLYING OPTIONS       REPRICING OF     EXERCISE       REPRICING OR
       NAME              DATE       REPRICED OR AMENDED(#)     AMENDMENT($)      PRICE           AMENDMENT
-------------------     -------     ----------------------     ------------     --------     -----------------
James Brown             1/16/97              42,500                3.06           3.06       6 years, 362 days
James Brown             1/16/97              20,000                3.06           3.06       8 years,  59 days
James Brown             1/16/97              25,000                3.06           3.06       9 years,  97 days
Marc Linden             1/16/97              85,000                3.06           3.06       9 years, 159 days
Charles Oppenheimer     1/16/97              25,000                3.06           3.06       9 years,  97 days
Marsha Raulston         1/16/97              90,000                3.06           3.06       6 years, 362 days
Neil Selvin             1/16/97             125,000                3.06           3.06       8 years,  59 days

     From the members of the Compensation Committee of the Board of Directors of Global Village Communication, Inc. for the 1997 fiscal year:

                    Eugene Eidenberg
                    Kenneth Goldman
                    Jeremy Jaech

                       PERFORMANCE MEASUREMENT COMPARISON

     The following chart shows the value of an investment of $100 in cash of (i) the Company's Common Stock at the initial offering price on February 24, 1994 of $8.00 per share, (ii) the Standard & Poor's High Tech Composite Index, (iii) the Nasdaq Stock Market -- US Index, and (iv) the Hambrecht & Quist Technology Index, as if all such investments were made as of February 24, 1994. All values assume reinvestment of the full amount of all dividends:

                                                                                  S&P High Tech
     Measurement Period                         H&Q Technology    Nasdaq Stock      Composite
   (Fiscal Year Covered)            GVIL            Index          Market-US          Index
0                                         100              100              100              100
12                                        112              122              105              123
24                                        142              168              141              164
36                                         16              214              157              229
38                                         33              255              180              272

                               Detach Here





                       GLOBAL VILLAGE COMMUNICATION, INC.
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

P

R
           The undersigned stockholder of GLOBAL VILLAGE COMMUNICATION, INC.,
O Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders Proxy Statement, each dated June
X 20, 1997, and the Company's Annual Report for its fiscal year ended March 31, 1997, and hereby appoints Neil Selvin and John Peterson, and
Y each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1997 Annual Meeting of Stockholders of GLOBAL VILLAGE COMMUNICATION, INC., to be held on July 31, 1997, at 9:00a.m., local time at the Company's headquarters located at 1144 East Arques Avenue, Sunnyvale, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.


                                                              SEE REVERSE
               CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE

                                Detach Here




 /  / Please mark
      votes as in
      this example


     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, AND FOR PROPOSALS 2,3 AND 4.

     1. Election of Directors

     Nominees: Neil Selvin, Leonard A. Lehmann, Kevin R. Compton,
     Eugene Eldenberg, Kenneth A. Goldman and Jeremy Jaech
              FOR             WITHHELD
             /  /             /  /

                                   MARK HERE
                                   FOR ADDRESS CHANGE  /  /
  /  /___________________________  AND NOTE BELOW


                                           FOR    AGAINST    ABSTAIN
     2. To Approve an amendment to the    /  /    /   /      /   /
        1991 Stock Option Plan to
        increase the number of shares
        of Common Stock authorized for
        issuance thereunder by 500,000
        shares.

                                           FOR    AGAINST    ABSTAIN
     3. To approve an amendment to the    /  /    /   /      /   /
        Employee Stock Purchase Plan to
        increase the number of shares
        of Common Stock authorized for
        issuance thereunder by 100,000
        shares.

                                           FOR    AGAINST    ABSTAIN
     4. To ratify the appointment of      /  /    /   /      /   /
        KPMG Peat Marwick LLP as
        independent auditors of the
        Company.


     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.




 Signature________________Date_______Signature_______________Date________